Exhibit 10.41

UBS Bank USA
C/O UBS Financial Services Inc.
100D Harbor Blvd./7th Floor
[ILLEGIBLE]
March 5, 2008

SUCAMPO PHARMACEUTICALS INC.	Account Number:	5V56045
4520 EAST WEST HIGHWAY	Approved Facility Amount:	$30,000,000.00
THIRD FLOOR
BETHESDAMD 20814-3319
We are pleased to inform you that your application for a UBS Premier Variable Credit Line has been approved.
Here are some important terms that apply to your Credit Line

Interest Rate:	Prevailing 1-month LIBOR (Reset Daily) +1%
Loan Term:	Payable on demand
Frequency of Interest Payments:	Monthly*
Minimum Initial Draw Amount:	$25,001
Access Available Credit Via:	Credit Line checks or electronic disbursement***
If you did not request checks for your Credit Line during the application process, or if you want to arrange an electronic disbursement, please contact your Financial Advisor. Your Financial Advisor can also assist you with any questions about your Credit Line.
Thank you for your business.
Sincerely,
Steven M. Stewart
Senior Vice President
UBS Bank USA
Note: Loans made through a Credit Line are extended solely at the discretion of UBS Bank USA under the terms of the Credit Line Agreement (“Agreement”). This is not a committed loan facility and UBS Bank USA is [ILLEGIBLE] obligated to you or any third party to satisfy your borrowing requests. Credit Line loan funds cannot be used to purchase, trade or carry securities; to repay an outstanding loan that was used to purchase, trade or carry securities; or to pay off a loan that you may have with an affiliate of UBS Bank USA.

*        Loans extended by UBS Bank USA under your Credit Line are governed by the terms and conditions set forth in your Credit Line Agreement.
**     Unless other payment arrangements are made, your monthly interest payment will be added to the outstanding principal of your Credit Line provided the Bank determines there is sufficient collateral, the loan, balance does not exceed your approved facility amount and all other requirements under the Agreement are met.
***  Changes in the value of the collateral supporting a Credit Line, as well as other factors described in the Credit Line Agreement may limit your ability to access funds from your Credit Line.

Borrower Agreement
BY SIGNING BELOW, THE BORROWER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT:
A.	The Borrower has received and read a copy of this Borrower Agreement, the attached Credit Line Account Application and Agreement (including the Credit Line Agreement following this Borrower Agreement) and the Loan Disclosure Statement explaining the risk factors that the Borrower should consider before obtaining a loan secured by the Borrower’s securities account. The Borrower agrees to be bound by the terms and conditions contained in the Credit Line Account Application and Agreement (which terms and conditions are incorporated by reference). Capitalized terms used in this Borrower Agreement have the meanings set forth in the Credit Line Agreement.
B.	THE BORROWER UNDERSTANDS AND AGREES THAT UBS BANK USA MAY DEMAND FULL OR PARTIAL PAYMENT OF THE CREDIT LINE OBLIGATIONS, AT ITS SOLE OPTION AND WITHOUT CAUSE, AT ANY TIME, AND THAT NEITHER FIXED RATE ADVANCES NOR VARIABLE RATE ADVANCES ARE EXTENDED FOR ANY SPECIFIC TERM OR DURATION. THE BORROWER UNDERSTANDS AND AGREES THAT ALL ADVANCES ARE SUBJECT TO COLLATERAL MAINTENANCE REQUIREMENTS. I UNDERSTAND THAT UBS BANK USA MAY, AT ANY TIME, IN ITS DISCRETION, TERMINATE AND CANCEL THE CREDIT LINE REGARDLESS OF WHETHER OR NOT AN EVENT HAS OCCURRED.
C.	UNLESS DISCLOSED IN WRITING TO UBS BANK USA AT THE TIME OF THIS AGREEMENT, AND APPROVED BY UBS BANK USA, THE BORROWER AGREES NOT TO USE THE PROCEEDS OF ANY ADVANCE EITHER TO PURCHASE, CARRY OR TRADE IN SECURITIES OR TO REPAY ANY DEBT (I) USED TO PURCHASE, CARRY OR TRADE IN SECURITIES OR (II) TO ANY AFFILIATE OF THE UBS BANK USA. THE BORROWER WILL BE DEEMED TO REPEAT THIS AGREEMENT EACH TIME THE BORROWER REQUESTS AN ADVANCE.
D.	THE BORROWER UNDERSTANDS THAT BORROWING USING SECURITIES AS COLLATERAL ENTAILS RISKS. SHOULD THE VALUE OF THE SECURITIES IN THE COLLATERAL ACCOUNT DECLINE BELOW THE REQUIRED
COL LATERAL MAINTENANCE REQUIREMENTS, UBS BANK USA MAY REQUIRE THAT THE BORROWER POST ADDITIONAL COLLATERAL, REPAY PART OR ALL OF THE LOAN AND/OR SELL THE BORROWER’S SECURITIES. ANY REQUIRED LIQUIDATIONS MAY INTERRUPT THE BORROWER’S LONG-TERM INVESTMENT STRATEGIES AND MAY RESULT IN ADVERSE TAX CONSEQUENCES.
E.	Neither UBS Bank USA nor UBS Financial Services Inc. provides legal or tax advice.
F.	Upon execution of this Credit Line Account Application and Agreement, the Borrower will have supplied all of the information requested in the Application and the Borrower declares it as true and accurate and further agrees to promptly notify UBS Bank USA in writing of any material changes to any or all of the information contained in the Application including information relating to the Borrower’s financial situation.
G.	Subject to any applicable financial privacy laws and regulations, data regarding the Borrower and the Borrower’s securities account may be shared with UBS Bank USA affiliates. Subject to any applicable financial privacy laws and regulations, the Borrower requests that UBS Bank USA share such personal financial data with non-affiliates of UBS Bank USA as is necessary or advisable to effect, administer or enforce, or to service, process or maintain, all transactions and accounts contemplated by this Agreement.
H.	The Borrower authorizes UBS Bank USA and UBS Financial Services Inc. to obtain a credit report or other credit references concerning the Borrower (including making verbal or written inquiries concerning credit history) or to otherwise verify or update credit information given to UBS Bank USA at any time. The Borrower authorizes the release of this credit report or other credit information to UBS Bank USA affiliates as it deems necessary or advisable to effect, administer or enforce, or to service, process or maintain all transactions and accounts contemplated by this Agreement, and for the purpose of offering additional products, from time to time, to the Borrower. The Borrower authorizes UBS Bank USA to exchange Borrower information with any party it reasonably believes is conducting a legitimate credit inquiry in accordance with the Fair Credit Reporting Act. UBS Bank USA may also share credit or other transactional experience with the Borrower’s designated UBS Financial Services Inc. Financial Advisor or other parties designated by the Borrower.
I.	UBS Bank USA is subject to examination by various federal, state and self-regulatory organizations and that books and records maintained by UBS Bank USA are subject to inspection and subpoena by these regulators and by federal, state, and local law enforcement officials. The Borrower acknowledges that such regulators and officials may, pursuant to treaty or other arrangements, in turn disclose such information to the officials or regulators of other countries, and that U.S. courts may be required to compel UBS Bank USA to disclose such information to the officials or regulators of other countries. The Borrower agrees that UBS Bank USA may disclose to such regulators and officials information about the Borrower and transactions in the credit line account or other accounts at UBS BANK USA without notice to the Borrower. In addition, UBS Bank USA may in the context of a private dispute be required by subpoena or other judicial process to disclose information or produce documentation related to the Borrower, the credit line account or other accounts at UBS Bank USA. The Borrower acknowledges and agrees that UBS Bank USA reserves the right, in its sole discretion, to respond to subpoenas and judicial process as it deems appropriate.
J.	To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When the Borrower opens an account with UBS Bank USA, UBS Bank USA will ask for the Borrower’s name, address, and other information that will allow UBS Bank USA to identify the Borrower. UBS Bank USA may also ask to see other identifying documents. UBS Financial Services Inc. and UBS Bank USA are firmly committed to compliance with all applicable laws, rules and regulations, including those related to combating money laundering. The Borrower understands and agrees that the Borrower must take all necessary steps to comply with the anti-money laundering laws, rules and regulations of the Borrower’s country of origin, country of residence and the situs of the Borrower’s transaction.
K.	UBS Bank USA and its affiliates will act as creditors and, accordingly, their interests may be inconsistent with, and potentially adverse to, the Borrower’s interest. As a lender and consistent with normal lending practice, UBS Bank USA may take any steps necessary to perfect its interest in the Credit Line, issue a call for additional collateral or force the sale of the Borrower’s securities if the Borrower’s actions or inactions call the Borrower’s creditworthiness into question. Neither UBS Bank USA nor UBS Financial Services Inc. will act as Client’s investment advisor with respect to any liquidation. In fact, UBS Bank USA will act as a creditor and UBS Financial Services Inc. will act as a securities intermediary.
L.	The Borrower understands that, if the Collateral Account is a managed account with UBS Financial Services Inc., (i) in addition to any fees payable to UBS Financial Services Inc. in connection with the Borrower’s managed account, interest will be payable to the Bank on an amount advanced to the Borrower in connection with the Credit Line Account, and (ii) the performance of the managed account might not exceed the managed account fees and the interest expense payable to the Bank in which case the Borrower’s overall rate of return will be less than the costs associated with the managed account.
M.	UBS Bank USA may provide copies of all credit line account statements to UBS Financial Services Inc. and to any Guarantor. The Borrower acknowledges and agrees that UBS Bank USA may share any and all information regarding the Borrower and the Borrower’s accounts at UBS Bank USA with UBS financial Services Inc. UBS Financial Services Inc. may provide copies of all statements and confirmations concerning each Collateral Account to UBS Bank USA at such times and in such manner as UBS Bank USA may request and may share with UBS Bank USA any and all information regarding the Borrower and the Borrower’s accounts with UBS Financial Services Inc.
IN WITNESS WHEREOF, the undersigned (“Borrower”) has signed this Agreement, or has caused this Agreement to be signed in its name by its duly authorized representatives, as of the date indicated below.
DATE:

Name of Borrower	SUCAMPO PHARMACEUTICALS, INC.

BY:	/s/ Mariam Morris	Title:	CFO OF SUCAMPO PHARMACEUTICALS, INC.

	(Signature of Authorised Signatory of Borrower) MARIAM MORRIS		(Title of Authorized Signatory of Borrower)

BY:	/s/ Ryuji Ueno	Title:	CEO OF SUCAMPO PHARMACEUTICALS, INC.

	(Signature of Authorised Signatory of Borrower) Ryuji Ueno		(Title of Authorized Signatory of Borrower)
The authorized signatory of the Borrower must be one of the Authorized Persons designated on the applicable UBS Bank USA supplemental form executed by the Borrower (e.g., the Supplemental Corporate Resolution Form (HP Form).
©2006 UBS Bank USA. All rights reserved.
UBS Bank USA is a service mark of UBS AG.

Credit Line Agreement
Credit Line Agreement — Demand Facility
THIS CREDIT LINE AGREEMENT as it may be amended, supplemented or otherwise modified from time to time, this “Agreement”) is made by and between the party or parties signing (as the Borrower on the Application to which this Agreement is attached (together and individually, the “Borrower”) and UBS Bank USA (the “Bank”) and, together with the Application, establishes the terms and conditions that will govern the uncommitted demand loan facility made available to the Borrower by the Bank. This Agreement becomes effective upon the earlier of (i) notice from the Bank (which notice may be oral or written) to the Borrower that the Credit Line has been approved and (ii) the Bank making an Advance to the Borrower.
1. Definitions
•	“Advance” means any Fixed Rate Advance or Variable Rate Advance made by the Bank pursuant to this Agreement.
•	“Advance Advice” means a written or electronic notice by the Bank, sent to the Borrower, the Borrower’s financial advisor at UBS Financial Services Inc. or any other party designated by the Borrower to receive the notice, confirming that a requested Advance will be a Fixed Rate Advance and specifying the amount, fixed rate of interest and interest Period for the Fixed Rate Advance.
•	“Application” means the Credit Line Account Application and Agreement that the Borrower has completed and submitted to the Bank.
•	“Approved Amount” means the maximum principal amount of Advances that is permitted to be outstanding under the Credit Line at any time, as specified in writing by the Bank.
•	“Breakage Costs” and “Breakage Fee” have the meanings specified in Section 6(b).
•	“Business Day” means a day on which both of the Bank and UBS Financial Services Inc. are open for business. For notices and determinations of LIBOR, Business Day must also be a day for trading by and between banks in U.S. dollar deposits in the London interbank market.
•	“Collateral” has the meaning specified in Section 8(a).
•	“Collateral Account” means, individually and collectively, each account of the Borrower or pledgor at UBS Financial Services Inc. or UBS International Inc., as applicable, that is either identified as a Collateral Account on the Application to which this Agreement is attached or subsequently identified as a Collateral Account by the Borrower or Pledgor in writing, together with all successors to those identified accounts, irrespective of whether the successor account bears a different name or account number.
•	“Credit Line” has the meaning specified in Section 2(a).
•	“Credit Line Account” means each Fixed Rate Account and each Variable Rate Account of the Borrower that is established by the Bank in connection with this Agreement and either identified on the Application or subsequently identified as a Credit Line Account by the Bank by notice to the Borrower, together with all successors to those identified accounts, irrespective of whether any successor account bears a different name or account number.
•	“Credit Line Obligations” means, at any time of determination, the aggregate of the outstanding principal amounts of all Advances, together with all accrued but unpaid interest on the outstanding principal amounts, any and all fees or other charges payable in connection with the Advances and any costs of collection (including reasonable attorneys’ fees) and other amounts payable by the Borrower under this Agreement, and any and all other present or future obligations of the Borrower and the other respective Loan Parties under this Agreement and the related agreements, whether absolute or contingent, whether or not due or mature.
•	“Event” means any of the events listed in Section 10.
•	“Fixed Rate Advance” means any advance made under the Credit Line that accrues interest at a fixed rate.
•	“Guarantor” means any party who guaranties the payment and performance of the Credit Line Obligations.
•	“Guaranty Agreement” means an agreement pursuant to which a Guarantor agrees to guaranty payment of the Credit Line Obligations.
•	“Interest Period” means, for a Fixed Rate Advance, the number of days, weeks or months requested by the Borrower and confirmed in the Advance Advice relating to the Fixed Rate Advance, commencing on the date of (i) the extension of the Fixed Rate Advance or (ii) any renewal of the Fixed Rate Advance and, in each case, ending on the last day of the period. If the last day is not a Business Day, then the Interest Period will end on the immediately succeeding Business Day. If the last Business Day would fall in the next calendar month, the Interest Period will end on the immediately preceding Business Day. Each monthly or longer Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) will end on the last Business Day of the appropriate calendar month.
•	“Joint Borrower” has the meaning specified in Section 7(a).
•	“LIBOR” means, as of any date of determination:
(i)	for Variable Rate Advances, the prevailing London Interbank Offered Rate for deposits in U.S. dollars having a maturity of 30 days as published in The Wall Street Journal “Money Rates” Table on the date of the Advance; and

(ii)	for Fixed Rate Advances, the prevailing London Interbank Offered Rate for deposits in U.S. dollars having a maturity corresponding to the length of the Interest Period applicable to the Advance as quoted by the Bloomberg service at 4:00 a.m. Eastern Standard Time on the date of the Advance.
If the rate ceases to be regularly published by The Wall Street Journal or stated by the Bloomberg service, as applicable, LIBOR will be determined by the Bank in its sole and absolute discretion. For any day that is not a Business Day, LIBOR will be the applicable LABOR in effect immediately prior to that day.
•	“Loan Party” means each Borrower, Guarantor and Pledgor, each in their respective capacities under this Agreement or any related agreement.
•	“Person” means any natural person, company, corporation, firm,partnership, joint venture, limited liability company or limited liability partnership, association, organization or any other legal entity.
•	“Pledgor” means each Person who pledges to the Bank any Collateral to secure the Credit Line Obligations (or to secure the obligations of any Guarantor with respect to the guaranty of the Credit Line Obligations). Pledgor will include (i) each Borrower who pledges

Collateral to secure the Credit Line Obligations, (ii) each Guarantor who has pledged collateral to secure the Credit Line Obligations or its obligations under a Guaranty Agreement, (iii) any spouse of a Borrower who executes a spouse’s pledge and consent agreement with respect to a jointly held collateral account, (iv) any other joint account holder who executes a joint account holder pledge and consent agreement with respect to a jointly held collateral account, and (v) any other Person who executes a pledge agreement with respect to the Credit Line.

•	“Premier Credit Line” means any Credit Line with an Approved Amount equal to or greater than $250,000.
•	“Prime Credit Line” means any Credit Line with an Approved Amount less than $250,000.
•	“Prime Rate” means the floating “Prime Rate” as published in The Wall Street Journal “Money Rates” Table from time to time. The Prime Rate will change as and when the Prime Rate as published in The Wall Street Journal. In the event that The Wall Street Journal does not publish a Prime Rate, the Prime Rate will be the rate as determined by the Bank in its sole and absolute discretion.
•	“Securities Intermediary” has the meaning specified in Section 9.
•	“UBS Financial Services Inc.” means UBS Financial Services Inc. and its successors.
•	“UBS-I” means UBS International Inc. and its successors.
•	“Variable Rate Advance” means any advance made under the Credit Line that accrues interest at a variable rate.
2. Establishment of Credit Line; Termination
a)	Upon the effectiveness of this Agreement, the Bank establishes an UNCOMMITTED, demand revolving line of credit (the “Credit Line”) in an amount equal to the Approved Amount. The Bank may, from time to time upon request of the Borrower, without obligation and in its sole and absolute discretion, authorize and make one or more Advances to the Borrower. The Borrower acknowledges that the Bank has no obligation to make any Advances to the Borrower. The Bank may carry each Variable Rate Advance in a Variable Rate Account and may carry each Fixed Rate Advance in a Fixed Rate account, but all Advances will constitute extensions of credit pursuant to a single Credit Line. The Approved Amount will be determined, and may be adjusted from time to time, by the Bank in its sole and absolute discretion.
b)	THE BORROWER AND EACH OTHER LOAN PARTY UNDER STAND AND AGREE THAT THE BANK MAY DEMAND FULL OR PARTIAL PAYMENT OF THE CREDIT LINE OBLIGATIONS, AT ITS SOLE AND ABSOLUTE DISCRETION AND WITHOUT CAUSE, AT ANY TIME, AND THAT NEITHER FIXED RATE ADVANCES NOR VARIABLE RATE ADVANCES ARE EXTENDED FOR ANY SPECIFIC TERM OR DURATION.
c)	UNLESS DISCLOSED IN WRITING TO THE BANK AT THE TIME OF THE APPLICATION, AND APPROVED BY THE BANK, THE BORROWER AGREES NOT TO USE THE PROCEEDS OF ANY ADVANCE EITHER TO PURCHASE, CARRY OR TRADE IN SECURITIES OR TO REPAY ANY DEBT (I) USED TO PURCHASE, CARRY OR TRADE IN SECURITIES OR (II) TO ANY AFFILIATE OF THE BANK. THE BORROWER WILL BE DEEMED TO REPEAT THE AGREEMENT IN THIS SECTION 2(C) EACH TIME IT REQUESTS AN ADVANCE.
d)	Prior to the first Advance under the Credit Line, the Borrower must sign and deliver to the Bank a Federal Reserve Form U-1 and all other documentation as the Bank may require. The Borrower acknowledges that neither the Bank nor any of its affiliates has advised the Borrower in any manner regarding the purposes for which the Credit Line will be used.
e)	The Borrower consents and agrees that, in connection with establishing the Credit Line Account, approving any Advances to the Borrower or for any other purpose associated with the Credit Line, the Bank may obtain a consumer or other credit report from a credit reporting agency relating to the Borrower’s credit history. Upon request, the Bank will inform the Borrower: (i) whether or not a consumer or other credit report was requested; and (ii) if so, the name and address of the consumer or other credit reporting agency that furnished the report.
f)	The Borrower understands that the Bank will, directly or indirectly, pay a portion of the interest that it receives to the Borrower’s financial advisor at UBS Financial Services Inc. or one of its affiliates. To the extent permitted by applicable law, the Bank may also charge the Borrower fees for establishing and servicing the Credit Line Account.
g)	Following each month in which there is .activity in the Borrower’s Credit Line Account in amounts greater than $1, the Borrower will receive an account statement showing the new balance, the amount of any new Advances, year to date interest charges, payments and other charges and credits that have been registered or posted to the Credit Line Account.
h)	Each of the Loan Parties understands and agrees that the Bank may, at any time, in its discretion, terminate and cancel the Credit Line regardless of whether or not an Event has occurred. In the event the Bank terminates and cancels the Credit Line, the Credit Line Obligations shall be immediately due and payable in full. If the Credit Line Obligations are not paid in full, the Bank shall have the right, at its option, to exercise any or all of its remedies described in Section 10 of this Agreement.
3. Terms of Advances
a)	Advances made under this Agreement will be available to the Borrower in the form, and pursuant to procedures, as are established from time to time by the Bank in its sole and absolute discretion. The Borrower and each Loan Party agree to provide all documents, financial or other information regarding any Advance as the Bank may request. Advances will be made by wire transfer of funds to an account as specified in writing by the Borrower or by any other method agreed upon by the Bank and the Borrower. The Borrower acknowledges and agrees that the Bank will riot make any Advance to the Borrower unless the collateral maintenance requirements that are established by the Bank in its sole and absolute discretion have been satisfied.
b)	Each Advance made under a Premier Credit Line will be a Variable Rate Advance unless otherwise designated as a Fixed Rate Advance in an Advance Advice sent by the Bank to the Borrower. The Ban will not designate any Advance as a Fixed Rate Advance unless it has been requested to do so by the Borrower (acting directly or indirectly through the Borrower’s UBS Financial Services Inc. financial advisor or other agent designated by the Borrower and acceptable to the Bank). Each Advance Advice will be conclusive and binding upon the Borrower, absent manifest error, unless the Borrower otherwise notifies the Bank in writing no later than the close of business, New York time, on the third Business Day after the Advance Advice is received by the Borrower.
c)	Each Advance made under a Prime Credit Line will be a Variable Advance.

(d)	Unless otherwise agreed by the Bank: (i) all Fixed Rate Advances must be in an amount of at least $100,000; and (II) all variable Rate Advances must be in an amount of at least $2,500. If the Borrower is a natural person, the initial Variable Rate Advance under the Credit Line must be in an amount equal to at least $25,001 (the “Initial Advance Requirement”). If the initial Advance requested by the Borrower is made in the form of a check drawn on the Credit Line that does not satisfy the initial Advance Requirement, then, in addition to and not in limitation of the Bank’s rights, remedies, powers or privileges under this Agreement or applicable law, the Bank may, in its sole and absolute discretion:
(i)	pay the check drawn by the Borrower if, prior to paying that check, the Bank makes another Advance to the Borrower, which Advance shall be in an amount not less than $25,001; or

(ii)	pay the check drawn by the Borrower; or

(iii)	decline to pay (bounce) the check.
If the Bank elects option (ii), no interest shall accrue on the amount of the Advance made by paying the check, and the amount of that Advance shall be due and payable to the Bank immediately (with or without demand by the Bank).
4. Interest
a)	Each Fixed Rate Advance will bear interest at a fixed rate for the Interest Period specified in the related Advance Advice. The rate of interest payable on each Fixed Rate Advance will be determined by adding a percentage rate to LIBOR as of the date that the fixed rate is determined.
b)	Each Variable Rate Advance under a Premier Credit Line will bear interest at a variable rate equal to LIBOR, adjusted daily, plus the per centage rate that (unless otherwise specified by the Bank in writing) is shown on Schedule I below for the Approved Amount of the Credit Line. For Premier Credit Lines, the rate of interest payable on Variable Rate Advances is subject to change without notice in accordance with fluctuations in LIBOR and in the Approved Amount. On each day that LIBOR changes or the Approved Amount crosses one of the thresholds that is indicated on Schedule I (or that is otherwise specified by the Bank in writing), the interest rate on all Variable Rated Advances will change accordingly.
c)	Each Variable Rate Advance under a Prime Credit Line will bear interest at a variable rate equal to the Prime Rate, adjusted daily, plus the percentage rate that (unless otherwise specified by the Bank in writing) is shown on the attached Schedule II and that corresponds to the aggregate principal amount outstanding under the Prime Credit Line on that day. For Prime Credit Lines, the rate of interest payable on Variable Rate Advances is subject to change without notice in accordance with fluctuations in the Prime Rate and in the aggregate amount outstanding under the Prime Credit Line. On each date that the Prime Rate changes or the aggregate principal amount outstanding under the Prime Credit Line crosses one of the thresholds that is indicated on Schedule II (or that is otherwise specified by the Bank in writing), the interest rate on all Variable Rate Advances will change accordingly.
5. Payments
a)	Each Fixed Rate Advance will be due and payable in full ON DEMAND or, if not earlier demanded by the Bank, on the last day of the applicable Interest Period. Any Fixed Rate Advance as to which the Bank has not made a demand for payment and that is not paid in full or renewed, which renewal is in the sole and absolute discretion of the Bank (pursuant to procedures as may be established by the Bank) as another Fixed Rate Advance on or before the last day of its interest Period, will be automatically renewed on that date as a U.S. dollar denominated Variable Rate Advance in an amount (based, in the case of any conversion of a non-US. dollar denominated Fixed Rate Advance, upon the applicable, spot currency exchange rate as of the maturity date, as determined by the Bank) equal to the unpaid principal balance of the Fixed Rate Advance plus any accrued but unpaid interest on the Fixed Rate Advance, which Variable Rate Advance will then accrue additional interest at a variable rate as provided in this Agreement.
b) Each Variable Rate Advance will be due and payable ON DEMAND.
c)	The Borrower promises to pay the outstanding principal amount of each Advance, together with all accrued but unpaid interest on each Advance, any and all fees or other charges payable in connection with each Advance, on the date the principal amount becomes due (whether by reason of demand, the occurrence of a stated maturity date, by reason of acceleration or otherwise). The Borrower further promises to pay interest in respect of the unpaid principal balance of each Advance from the date the Advance is made until it is paid in full. All interest will be computed on the basis of the number of days elapsed and a 360-day year. Interest on each Advance will be payable in arrears as follows:
(i)	for Fixed Rate Advances — on the last day of the Interest Period (or if the Interest Period is longer than three months, on the last day of each three month period following the date of the Advance) and on each date that all or any portion of the principal amount of the Fixed Rate Advance becomes due or is paid; and

(ii)	for Variable Rate Advances — on the twenty-second day of each month other than December, and on the thirty-first day of December, and on each date that all or any portion of the principal amount of the Variable Rate Advance becomes due or is paid.
To the extent permitted by law, interest charges on any Advance that are not paid when due will be treated as principal and will accrue interest at a variable rate from the date the payment of interest was due until it is repaid in full.
d)	All payments of principal, interest or other amounts payable under this Agreement will be made in immediately available funds and in the same currency in which the Advance was made, which unless otherwise agreed by the Bank, will be U.S. dollars. UBS Financial Services Inc. or UBS International Inc., as applicable, may act as collecting and servicing agent for the Bank for the Advances. All payments will be made by wire transfer of funds to an account specified by the Bank or by another method agreed upon by the Bank and the Borrower. Upon receipt of all payments, the Bank will credit the same to the Credit Line Account. The Bank shall apply the proceeds of any payments in the following order; first to any Breakage Costs, Breakage Fee, other fees, costs of collection and expenses, second to accrued interest and third to the outstanding principal amount of the related Advance.
e)	All payments must be made to the Bank free and clear of any and all present and future taxes (including withholding taxes), levies, imposts, duties, deductions, fees, liabilities and similar charges other than those imposed on the overall net income of the Bank. If so requested by the Bank, the Borrower will deliver to the Bank the original or a certified copy of each receipt evidencing payment of any taxes or, if no taxes are payable in respect of any payment under this Agreement, a certificate from each appropriate taxing authority, or an opinion of counsel in form and substance and from counsel acceptable to the Bank in its sole and absolute discretion, in either case stating that the payment is exempt from or not subject to taxes. If any taxes or other charges are required to be withheld or deducted from any amount payable by the Borrower under this Agreement, the amount payable will be increased to the amount which, after deduction from the increased amount of all taxes and other charges required to be withheld or deducted from the amount payable, will yield to the Bank the amount stated to be payable under this Agreement If any of the taxes or charges are paid by the Bank, the Borrower will reimburse the Bank on demand for the payments, together with ail interest and penalties that may be imposed by any governmental agency. None of the Bank, UBS Financial Services Inc., UBS-I or their respective employees has provided or will provide legal advice to the Borrower or any Loan Party regarding compliance with (for the implications of the Credit Line and the related guaranties and pledges under) the laws (including tax laws) of the jurisdiction of the Borrower or any Loan Party or any other jurisdiction. The Borrower and each Loan Party are and shall be solely responsible for, and the Bank shall have no responsibility for, the compliance by the Loan Parties with any and all reporting and other requirements arising under any applicable laws.

f)	In no event will the total interest and fees, if any, charged under this Agreement exceed the maximum interest rate or total fees permitted by law. In the event any excess interest or fees are collected, the same will be refunded or credited to the Borrower. If the amount of interest payable by the Borrower for any period is reduced pursuant to this Section 5(f), the amount of interest payable for each succeeding period will be increased to the maximum rate permitted by law until the amount of the reduction has been received by the Bank.
6. Prepayments; Breakage Charges
a)	The Borrower may repay any Variable Rate Advance at any time, in whole or in part, without penalty.
b)	The Borrower may repay any Fixed Rate Advance, in whole or in part. The Borrower agrees to reimburse the Bank, immediately upon demand, for any loss or cost (“Breakage Costs”) that the Bank notifies the Borrower has been incurred by the Bank as a result of (i) any payment of the principal of a Fixed Rate Advance before the expiration of the Interest Period for the Fixed Rate Advance (whether voluntarily, as a result of acceleration, demand or otherwise), or (ii) the Customer’s failure to take any Fixed Rate Advance on the date agreed upon, including any loss or cost (including loss of profit or margin) connected with the Bank’s re-employment of the amount so prepaid or of those funds acquired by the Bank to fund the Advance not taken on the agreed upon date.

Breakage Costs will be calculated by determining the differential between the stated rate of interest for the Fixed Rate Advance and prevailing LIBOR and multiplying the differential by the sum of the outstanding principal amount of the Fixed Rate Advance (or the principal amount of Fixed Rate Advance not taken by the Borrower) multiplied by the actual number of days remaining in the Interest Period for the Fixed Rate Advance (based upon a 360-day year). The Borrower also agrees to promptly pay to the Bank an administrative fee (“Breakage Fee”) in connection with any permitted or required prepayment. The Breakage Fee will be calculated by multiplying the outstanding principal amount of the Fixed Rate Advance (or the principal amount of Fixed Rate Advance not taken by the Borrower) by two basis points (0 02%). Any written notice from the Bank as to the amount of the loss or cost will be conclusive absent manifest error.
7. Joint Credit Line Account Agreement; Suspension and Cancellation
a)	If more than one Person is signing this Agreement as the “Borrower,” each party (a “joint Borrower”) will be jointly and severally liable for the Credit Line Obligations, regardless of any change in business relations, divorce, legal separation, or other legal proceedings or in any agreement that may affect liabilities between the parties. Except as provided below for the reinstatement of a suspended or cancelled Credit Line, and unless otherwise agreed by the Bank in writing, the Bank may rely on, and each Joint Borrower will be responsible for, requests for Advances, directions, instructions and other information provided to the Bank by any joint Borrower.
b)	Any Joint Borrower may request the Bank to suspend or cancel the Credit Line by sending the Bank a written notice of the request addressed to the Bank at the address shown on the Borrower’s periodic Credit Line Account statements. Any notice will become effective three Business Days after the date that the Bank receives it, and each joint Borrower will continue to be responsible for paying: (i) the Credit Line Obligations as of the effective date of the notice, and (ii) all Advances that any joint Borrower has requested but that have not yet become part of the Credit Line Obligations as of the effective date of the notice. No notice will release or in any other way affect the Bank’s interest in the Collateral. All subsequent requests to reinstate credit privileges must be signed by all Joint Borrowers comprising the Borrower, including the Joint Borrower requesting the suspension of credit privileges. Any reinstatement will be granted or denied in the sole and absolute discretion of the Bank.
c)	All Credit Line Obligations will become immediately due and payable in full as of the effective date of any suspension or cancellation of the Credit Line. The Borrower will be responsible for the payment of all charges incurred on the Advances after any the effective date. The Bank will not release any Loan Party from any of the obligations under this Agreement or any related agreement until the Credit Line Obligations have been paid in full and this Agreement has been terminated.
8. Collateral; Grant of Security Interest; Set-off
a)	To secure payment or performance of the Credit Line Obligations, the Borrower assigns, transfers and pledges to the Bank, and grants to the Bank a first priority lien and security interest in the following assets and rights of the Borrower, wherever located and whether owned now or acquired or arising in the future: (i) each Collateral Account; (ii) any and all money, credit balances, certificated and uncertificated securities, security entitlements, commodity contracts, certificates of deposit, instruments, documents, partnership interests, general intangibles, financial assets and other investment property now or in the future credited to or carried, held or maintained in any Collateral Account; (iii) any and all over-the-counter options, futures, foreign exchange, swap or similar contracts between the Borrower and either UBS Financial Services Inc. or any of its affiliates; (iv) any and all accounts of the Borrower at the Bank or any of its affiliates; (v) any and all supporting obligations and other rights ancillary or attributable to, or arising in any way in connection with, any of the foregoing; and (vi) any and all interest, dividends, distributions and other proceeds of any of the foregoing (collectively, the “Collateral”).
b)	The Borrower and, if applicable, any Pledgor on the Collateral Account will take all actions reasonably requested by the Bank to evidence, maintain and perfect the Bank’s first priority security interest in, and to enable the Bank to obtain control over, the Collateral and any additional collateral pledged by the Pledgors, including but not limited to making, executing, recording and delivering to the Bank financing statements and amendments thereto, control agreements, notices, assignments, listings, powers, consents and other documents regarding the Collateral and the Bank’s security interest in the Collateral in a form as the Bank reasonably may require. Each Loan Party irrevocably authorizes and appoints each of the Bank and UBS Financial Services Inc., as collateral agent, to act as their agent and attorney-in-fact to file any documents or to execute any documents in their name, with or without designation of authority. Each Loan Party acknowledges that it will be obligated in respect of the documentation as if it had executed the documentation itself.

c)	The Borrower ,and, if applicable, any other Pledgor on the Collateral Account) agrees to maintain in a Collateral Account, at all times, Collateral having an aggregate lending value as specified by the Bank from time to time.

d)	The Bank’s sole duty for the custody, safe keeping and physical preservation of any Collateral in its possession will be to deal with the Collateral in the same manner as the Bank deals with similar property for its own account. The Borrower (and, if applicable, any other Pledgor on the Collateral Account) agrees that the Bank will have no responsibility to act on any notice of corporate actions or events provided to holders of securities or other investment property included in the Collateral. The Borrower (and, if applicable, any other Pledgor on the Collateral Account) agrees to (i) notify the Bank promptly upon receipt of any communication to holders of the investment property disclosing or proposing any stock split, stock dividend, extraordinary cash dividend, spin-off or other corporate action or event as a result of which the Borrower or Pledgor would receive securities, cash (other than ordinary cash dividends) or other assets in respect of the investment property, and (ii) immediately upon receipt by the Borrower or Pledgor of any of these assets, cause them to be credited to a Collateral Account or deliver them to or as directed by the Bank as additional Collateral.

e)	The Borrower (and, if applicable, any other Pledgor on the Collateral Account) agrees that all principal, interest, dividends, distributions, premiums or other income and other payments received by the Bank or credited to the Collateral Account in respect of any Collateral may be held by the Bank as additional Collateral or applied by the Bank to the Credit Line Obligations. The Bank may create a security interest in any of the Collateral and may, at any time and at its option, transfer any securities or other investment property constituting Collateral to a securities account maintained in its name or cause any Collateral Account to be redesignated or renamed in the name of the Bank.

f)	If a Collateral Account has margin features, the margin features will be removed by UBS Financial Services Inc. or UBS International Inc., as applicable, so long as there is no outstanding margin debit in the Collateral Account.

g)	If the Collateral Account permits cash withdrawals in the form of check writing, access card charges, bill payment and/or electronic funds transfer services (for example, Resource Management Account®, Business Services Account BSA®, certain Basic Investment Accounts and certain accounts enrolled in UBS Financial Services Inc. Investment solutions programs), the “Withdrawal Limit” for the Collateral Account, as described in the documentation governing the account will be reduced on an ongoing basis so that the aggregate lending value of the Collateral remaining in the Collateral Account following the withdrawal may not be less than the amount required pursuant to Section 8(c).

h)	In addition to the Bank’s security interest, the Bank will at all times have a right to set off any or all of the Credit Line Obligations at or after the time at which they become due, whether upon demand, at a stated maturity date, by acceleration or otherwise, against all securities, cash, deposits or other property in the possesion of or at any time in any account maintained with the Bank or any of its affiliates by or for the benefit of the Borrower, whether carried individually or jointly with others. This right is in addition to, and not in limitation of, any right the Bank may have at law or otherwise.

i)	The Bank reserves the right to disapprove any Collateral and to require the Borrower at any time to deposit into the Borrower’s Collateral Account additional Collateral in the amount as the Bank requests or to substitute new or additional Collateral for any Collateral that has previously been deposited in the Collateral Account.
9. Control
For the purpose of giving the Bank control over each Collateral Account and in order to perfect the Bank’s security interests in the Collateral, the Borrower and each Pledgor on the applicable Collateral Account consents to compliance by UBS Financial Services Inc., UBS-I or any other securities intermediary (in any case, the “Securities Intermediary”) maintaining a Collateral Account with entitlement orders and instructions from the Bank (or from any assignee or successor of the Bank) regarding the Collateral Account without the further consent of the Borrower or any other Pledgor on the applicable Collateral Account. Without limiting the foregoing, the Borrower and each Pledgor on the Collateral Account acknowledges, consents and agrees that, pursuant to a control agreement entered into between the Bank and the Securities Intermediary:
a)	The Securities Intermediary will comply with entitlement orders originated by the Bank regarding any Collateral Account without further consent from the Borrower or any Pledgor. The Securities Intermediary will treat all assets credited to a Collateral Account, including money and credit balances, as financial assets for purposes of Article 8 of the Uniform Commercial Code.

b)	In order to enable the Borrower and any Pledgor on the applicable Collateral Account to trade financial assets that are from time to time credited to a Collateral Account, the Securities Intermediary may comply with entitlement orders originated by the Borrower or any Pledgor on the applicable Collateral Account (or if so agreed by the Bank, by an investment adviser designated by the Borrower or any Pledgor on the applicable Collateral Account and acceptable to the Bank and the Securities Intermediary) regarding the Collateral Account, but only until the time that the Bank notifies the Securities Intermediary, that the Bank is asserting exclusive control over the Collateral Account. After the Securities Intermediary has received a notice of exclusive control and has had a reasonable opportunity to comply, it will no longer comply with entitlement orders originated by the Borrower or any Pledgor (or by any investment adviser designated by the Borrower or any Pledgor) concerning the Collateral Account. Notwithstanding the foregoing, however, and irrespective of whether it has received any notice of exclusive control, the Securities Intermediary will not comply with any entitlement order originated by the Borrower or any Pledgor (or by any investment adviser designated by the Borrower or any Pledgor) to withdraw any financial assets from a Collateral Account or to pay any money, free credit balance or other amount owing on a Collateral Account (other than cash withdrawals and payments not exceeding the “Withdrawal Limit” as contemplated in Section 8 (g)) without the prior consent of the Bank.
10. Remedies
a)	If any of the following events (each, an “Event”) occurs:
(i)	the Borrower fails to pay any amount due under this Agreement;

(ii)	the Borrower and/or any other relevant Loan Party fails to maintain sufficient Collateral in a Collateral Account or any Guarantor fails to maintain collateral as required under its Guaranty Agreement;

(iii)	the Borrower or any other Loan Party breaches or fails to perform any other covenant, agreement, term or condition that is applicable to it under this Agreement or any related agreement, or any representation or other statement of the Borrower (or any Loan Party) in this Agreement or in any related agreement is incorrect in any material respect when made or deemed made;

(iv)	the Borrower or any other Loan Party dies or is declared (by appropriate authority) incompetent or of unsound mind or is indicted or convicted of any crime or, if not an individual, ceases to exist;

(v)	any voluntary or involuntary proceeding for bankruptcy, reorganization, dissolution or liquidation or similar action is commenced by or against the Borrower or any other Loan Party, or a trustee in bankruptcy, receiver, conservator or rehabilitator is appointed, or an assignment for the benefit of creditors is made, with respect to the Borrower or any other Loan Party or its property;

(vi)	the Borrower or any Loan Party is insolvent, unable to pay its debts as they fall due, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral of all or any part of its indebtedness, which it would or might otherwise be unable to pay when due, or proposes or makes a general assignment or an arrangement or composition with or for the benefit of its creditors;

(vii)	a Collateral Account (or any account in which collateral provided by a Loan Party is maintained) or any portion thereof is terminated, attached or subjected to a levy;

(viii)	the Borrower or any Loan Party fails to provide promptly all financial and other information as the Bank may request from time to time;

(ix)	any indebtedness of the Borrower or any other Loan Party in respect of borrowed money (including indebtedness guar antied by the Borrower or any other Loan Party) or in respect of any swap, forward, cap, floor, collar, option or other derivative transaction, repurchase or similar transaction or any combination of these transactions is not paid when due, or any event or condition causes the indebtedness to become, or permits the holder to declare the indebtedness to be, due and payable prior to its stated maturity;

(x)	final judgment for the payment of money is rendered against Client (or any Loan Party) and within thirty days from the entry of judgment has not been discharged or stayed pending appeal or has not been discharged within thirty days from the entry of a final order of affirmance on appeal;

(xi)	any legal proceeding is instituted or any other event occurrs or condition exists that in the Bank’s judgment calls into question (A) the validity or binding effect of this Agreement or any related agreement or any of the Borrower’s (or any other Loan Party’s) obligations under this Agreement or under any related agreement or (B) the ability of the Borrower (or any Loan Party) to perform its obligations under this Agreement, or under any related agreement; or

(xii)	the Bank otherwise deems itself or its security interest in the Collateral insecure or the Bank believes in good faith that the prospect of payment or other performance by any Loan Party is impaired.
then, the Credit Line Obligations will become immediately due and payable (without demand) and the Bank may, in its sole and absolute discretion, liquidate, withdraw or sell all or any part of the Collateral and apply the same, as well as the proceeds of any liquidation or sale, to any amounts owed to the Bank, including any applicable Breakage Costs and Breakage Fee. The Bank will not be liable to any Loan Party in any way for any adverse consequences (for tax effect or otherwise) resulting from the liquidation of appreciated Collateral. Without limiting the generality of the foregoing, the sale may be made in the Bank’s sole and absolute discretion by public sale on any exchange or market where business is then usually transacted or by private sale, and the Bank may purchase at any public or private sale. Any Collateral that may decline speedily in value or that customarily is sold on a recognized exchange or market may be sold without providing any Loan Party with prior notice of the sale. Each Loan Party agrees that, for all other Collateral, two calendar days notice to the Loan Party, sent to its last address shown in the Bank’s account records, will be deemed reasonable notice of the time and place of any public sale or time after which any private sale or other disposition of the Collateral may occur. Any amounts due and not paid on any Advance following a Event will bear interest from the day following the Event until fully paid at a rate per annum equal to the interest rate applicable to the Advance immediately prior to the Event plus 2.00%. In addition to the Bank’s rights under this Agreement, the Bank will have the right to exercise any one or more of the rights and remedies of a secured creditor under the Utah Uniform Commercial Code, as then in effect.
b)	Nothing contained in this Section 10 will limit the right of the Bank to demand full or partial payment of the Credit Line Obligations, in its sole and absolute discretion and without cause, at any time.

c)	All rights and remedies of the Bank under this Agreement are cumulative and are in addition to all other rights and remedies that the Bank may have at law or equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of any amount due under this Agreement.

d)	Any non-exercise of rights, remedies and powers by the Bank under this Agreement and the other documents delivered in connection with this Agreement shall not be construed as a waiver of any rights, remedies and powers. The Bank fully reserves its rights to invoke any of its rights, remedies and powers at any time it may deem appropriate.
11. Representations, Warranties and Covenants by the Loan Parties.
Each Borrower and each other Loan Party (if applicable) makes the following representations, warranties and covenants (and each Borrower will be deemed to have repeated each representation and warrany each time a Borrower requests an Advance) to the Bank:
a)	Except for the Bank’s rights under this Agreement and the rights of the Securities Intermediary under any account agreement, the Borrower and each relevant Pledgor owns the Collateral, free of any interest or lien in favor of any third party and free of any impediment to transfer;

b)	Each Loan Party: (i) if a natural Person, is of the age of majority; (ii) is authorized to execute and deliver this Agreement and to perform its obligations under this Agreement and any related agreement; (iii) is not an employee benefit plan, as that term is defined by the Employee Retirement income Security Act of 1974, or an Individual Retirement Credit Line Account (and none of the Collateral is an asset of a plan or account); and (iv) unless the Loan Party advises the Bank to the contrary, in writing, and provides the Bank with a letter of approval, where required, from its employer, is not an employee or member of any exchange or of any corporation or firm engaged in the business of dealing, either as a broker or as principal, in securities, bills of exchange, acceptances or other forms of commercial paper;

c)	Neither the Borrower nor any Pledgor on the Collateral Account will pledge the Collateral or grant a security interest in the Collateral to any party ether than the Bank or the Securities Intermediary, or permit the Collateral to become subject to any liens or encumbrances (other than those of the Bank and the Securities Intermediary), during the term of this Agreement;

d)	Each Loan Party is not in default under any material contract, judgment, decree or order to which it is a party or by which it or its properties may be bound; and

e)	Each Loan Party has duly filed all tax and information returns required to be filed and has paid all taxes, fees, assessments and other governmental charges or levies that have become due and payable, except to the extent such taxes or other charges are being contested in good faith and are adequately reserved against in accordance with GAAP.
12. Indemnification; Limitation on Liability of the Bank and the Securities Intermediary.
Borrower agrees to indemnify and hold harmless the Bank and the Securities Intermediary, their affiliates and their respective directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, for example, any and all court costs and reasonable attorneys fees, in any way relating to or arising out of or in connection with this Agreement, except to the extent caused by the Bank’s or Securities Intermediary’s breach of its obligations under this Agreement. Neither the Bank nor the Securities Intermediary will be liable to any party for any consequential damages arising out of any act or omission by either of them with respect to this Agreement or any Advance or Collateral Account.
13. Acceptance of Application and Agreement; Applicable Law
THIS APPLICATION AND AGREEMENT WILL BE RECEIVED AND ACCEPTED BY BANK IN THE STATE OF UTAH, OR IF THIS APPLICATION AND AGREEMENT IS DELIVERED TO BANK’S AGENT, UBS FINANCIAL SERVICES INC., IT WILL BE RECEIVED AND ACCEPTED WHEN RECEIVED BY UBS FINANCIAL SERVICES INC.’S UNDERWRITING DEPARTMENT. DELIVERY OF THE APPLICATION AND AGREEMENT TO THE BORROWER’S FINANCIAL ADVISOR AT UBS FINANCIAL SERVICES INC. WILL NOT BE CONSIDERED RECEIPT OR ACCEPTANCE BY BANK. ALL DECISIONS MADE BY BANK REGARDING THE CREDIT LINE WILL BE MADE IN UTAH.
THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF UTAH APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN THE STATE OF UTAH AND, IN CONNECTION WITH THE CHOICE OF LAW GOVERNING INTEREST, THE FEDERAL LAWS OF THE UNITED STATES.
14. Assignment
This Agreement may not be assigned by the Borrower without the prior written consent of the Bank. This Agreement will be binding upon and inure to the benefit of the heirs, successors and permitted assigns of the Borrower. The Bank may assign this Agreement, and this Agreement will inure to the benefit of the Bank’s successors and assigns.
15. Amendment
This Agreement may be amended only by the Bank at any time by sending written notice, signed by an authorized officer of the Bank, of an amendment to the Borrower. The amendment shall be effective as of the date established by the Bank. This Agreement may not be amended orally. The Borrower or the Bank may waive compliance with any provision of this Agreement, but any waiver must be in writing and will not be deemed to be a waiver of any other provision of this Agreement.
16. Severability
If any provision of this Agreement is held to be invalid, illegal, void or unenforceable, by reason of any law, rule, and administrative order or judicial or arbitral decision, the determination will not affect the validity of the remaining provisions of this Agreement.
17. Choice of Forum; Waiver of Jury Trial
a)	ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY JUDGMENT ENTERED BY ANY COURT REGARDING THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT WILL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE THIRD JUDICIAL DISTRICT COURT FOR THE STATE OF UTAH OR IN THE UNITED STATES DISTRICT COURT FOR THE STATE OF UTAH. EACH OF THE LOAN PARTIES IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE THIRD JUDICIAL DISTRICT COURT FOR THE STATE OF UTAH AND OF THE UNITED STATES DISTRICT COURT FOR THE STATE OF UTAH FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF THE LOAN PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE NOW OR IN THE FUTURE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

b)	EACH OF THE LOAN PARTIES (FOR ITSELF, ANYONE CLAIMING THROUGH IT OR IN ITS NAME, AND ON BEHALF OF ITS EQUITY HOLDERS) IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY REGARDING ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

c)	Any arbitration proceeding between the Borrower (or any other Loan Party) and the Securities Intermediary, regardless of whether or not based on circumstances related to any court proceedings between the Bank and the Borrower (or the other Loan Party), will not provide a basis for any stay of the court proceedings.

d)	Nothing in this Section 17 will be deemed to alter any agreement to arbitrate any controversies which may arise between the Borrower (or any other Loan Party) and UBS Financial Services Inc. or its predecessors, and any claims between the Borrower or the Loan Party, as applicable, and UBS Financial Services Inc. or its employees (whether or not they have acted as agents of the the Bank) will be arbitrated as provided in any agreement between the Borrower or the Loan Party, as applicable, and UBS Financial Services Inc.

18.	State Specific Provisions and Disclosures

a)	For residents of Ohio:

The Ohio laws against discrimination require that all creditors make credit equally available to all creditworthy customers, and that credit reporting agencies maintain separate credit histories on each individual upon request. The Ohio civil rights commission administers compliance with this law.

b)	For residents of Oregon:

NOTICE TO BORROWER: DO NOT SIGN THIS AGREEMENT BEFORE YOU READ IT. THIS AGREEMENT PROVIDES FOR THE PAYMENT OF A PENALTY IF YOU WISH TO REPAY A FIXED RATE ADVANCE PRIOR TO THE DATE PROVIDED FOR REPAYMENT IN THE AGREEMENT.

c)	For residents of Vermont:

NOTICE TO BORROWER: THE ADVANCES MADE UNDER THIS AGREEMENT ARE DEMAND LOANS AND SO MAY BE COLLECTED BY THE LENDER AT ANY TIME. A NEW LOAN MUTUALLY AGREED UPON AND SUBSEQUENTLY ISSUED MAY CARRY A HIGHER OR LOWER RATE OF INTEREST.

NOTICE TO JOINT BORROWER: YOUR SIGNATURE ON THE AGREEMENT MEANS THAT YOU ARE EQUALLY LIABLE FOR REPAYMENT OF THIS LOAN. IF THE BORROWER DOES NOT PAY, THE LENDER HAS A LEGAL RIGHT TO COLLECT FROM YOU.

d)	For residents of California:
(i)	Any person, whether married, unmarried, or separated, may apply for separate credit.

(ii)	As required by law, you are notified that a negative credit report reflecting on your credit record may be submitted to a credit reporting agency if you fail to fulfill the terms of your credit obligations.

(iii)	The Borrower will notify the Bank, within a reasonable time, of any change in the Borrower’s name, address, or employment.

(iv)	The Borrower will not attempt to obtain any Advance if the Borrower knows that the Borrower’s credit privileges under the Credit Line have been terminated or suspended.

(v)	The Borrower will notify the Bank by telephone, telegraph, letter, or any other reasonable means that an unauthorized use of the Credit Line has occurred or may occur as the result of the loss or theft of a credit card or other instrument identifying the Credit Line, within a reasonable time after the Borrower’s discovery of the loss or theft, and will reasonably assist the Bank in determining the facts and circumstances relating to any unauthorized use of the Credit Line.
19.	Account Agreement

Each Loan Party acknowledges and agrees that this Agreement supplements their account agreement(s) with the Securities Intermediary relating to the Collateral Account and, if applicable, any related account management agreement(s) between the Loan Party and the Securities Intermediary. In the event of a conflict between the terms of this Agreement and any other agreement between the Loan Party and the Securities Intermediary, the terms of this Agreement will prevail.

20.	Notices

Unless otherwise required by law, all notices to a Loan Party may be oral or in writing, in the Bank’s discretion, and if in writing, delivered or mailed by the United States mail, or by overnight carrier or by telecopy to the address of the Loan Party shown on the records of the Bank. Each Loan Party agrees to send notices to the Bank, in writing, at such address as provided by the Bank from time to time.

Schedule I to UBS Bank USA Credit Line Agreement
Schedule of Percentage Spreads Over LIBOR

Aggregate Approved Amount	Spread Over LIBOR

$250,000 to $499,999	2.750%
$500,000 to $999,999	1.750%
$1,000,000 to $4,999,999	1.500%
$5,000,000 and over	1.250%
Schedule II to UBS Bank USA Credit Line Agreement
Schedule of Percentage Spreads Over Prime

Outstanding Amount under Credit Line	Spread Over Prime

$0 to $24,999	3.125%
$25,000 to $49,999	2.625%
$50,000 to $74,999	2.125%
$75,000 to $99,999	1.625%
$100,000 to $249,999	1.375%
NOTICE TO CO-SIGNER (Traduccion en Ingles Se Requiere Por La Ley)
You are being asked to guarantee this debt. Think carefully before you do. If the borrower doesn’t pay the debt, you will have to. Be sure you can afford to pay if you have to, and that you want to accept this responsibility.
You may have to pay to the full amount of the debt if the borrower does not pay. You may also have to pay late fees or collection costs, which increase this amount.
The creditor can collect this debt from you without first trying to collect from the borrower. The creditor can use the same collection methods against you that can be used against the borrower, such as suing you, garnishing your wages, etc. If this debt is ever in default, that fact may become a part of your credit record.
This notice is not the contract that makes you liable for the debt.
AVISO PARA EL FIADOR (Spanish Translation Required By Law)
Se le esta pidiendo que garantice esta deuda. Pienselo con cuidado antes de ponerse de acuerdo. Si la persona que ha pedido este prestamo no paga la deuda, usted tendra que pagarla. Este seguro de que usted podra pagar si sea obligado a pagarla y de que usted desea aceptar la responsabilidad.
Si la persona que ha pedido el prestamo no paga la deuda, es posible que usted tenga que pagar la suma total de la deuda, mas los cargos por tardarse en el pago o el costo de cobranza, lo cual aumenta el total de esta suma.
El acreedor (financiero) puede cobrarle a usted sin, primeramente, tratar de cobrarle al deudor. Los mismos metodos de cobranza que pueden usarse contra el deudor, podran usarse contra usted, tales como presentar una demanda en corte, quitar parte de su sueldo, etc. Si alguna vez no se cumpla con ia obligacion de pagar esta deuda, se puede incluir esa informacion en la historia de credito de usted.
Este aviso no es el contrato mismo en que se le echa a usted la responsabilidad de la deuda.

UBS Bank USA

HP
CREDIT LINE SUPPLEMENTAL CORPORATE RESOLUTIONS (LENDING)

Variable Credit Line Account Title (if applicable) SUCAMPO PHARMACEUTICALS, INC. Fixed Credit Line Account Title (if applicable)

The undersigned certifies that I am the Secretary or an Assistant Secretary of the Corporation indicated under the signature line below (the “Corporation”) and that the Corporation is a duly organized and validly existing corporation in good standing in the jurisdiction of its incorporation. The following resolutions were duly adopted by the Board of Directors at a duly called meeting or by unanimous written consent of the Board of Directors.
WHEREAS, the Corporation seeks to benefit (directly or indirectly) from the opening and maintaining of one or more loan accounts at UBS Bank USA, and/or its successor firms, subsidiaries, affiliates, and any third party service providers (collectively, “UBS Bank USA”), on its own behalf or a related person or entity.
NOW, THEREFORE, BE IT RESOLVED THAT:
1)	The Corporation is authorized to:
(a)	enter into a Credit Line Agreement with UBS Bank USA under which UBS Bank USA will establish one or more loan accounts for the benefit of the Corporation (the “Credit Line Agreement”);

(b)	enter into a Credit Line Guaranty Agreement for the benefit of UBS Bank USA under which the Corporation will become liable to UBS Bank USA for the obligations of the third party named below, arising under or in connection with the third party’s Credit Line Agreement with UBS Bank USA; and

(c)	enter into any other agreements or documents in connection with the Credit Line Agreement and/or the Credit Line Guaranty Agreement.
2)	The Corporation is authorized to:
(a)	use any loan accounts established under the Credit Line Agreement to borrow and/or obtain credit from time to time from UBS Bank USA;

(b)	guaranty the obligations of others to UBS Bank USA, in United States dollars or any foreign currency; and

(c)	pledge, mortgage, assign or subject to a security interest or lien any property of any sort of the Corporation as security for any liability of the Corporation.
3)	Each of the corporate officers named in the signature area below (each, together with persons designated under resolution number 4 below an “Authorized Person”) is authorized individually, without counter signature or co-signature, to act on behalf of the Corporation to:
(a)	enter into the Credit Line Agreement, establish loan accounts and pledge the Corporation’s assets as collateral under the Credit Line Agreement or any related agreement as applicable;

(b)	enter into the Credit Line Guaranty Agreement, assume all liabilities and pledge the Corporation’s assets as collateral under the Credit Line Agreement or Guaranty Agreement or any other related agreement, as applicable;

(c)	execute and deliver on behalf of the Corporation any and all relevant documents, and to deal with UBS Bank USA in connection with the Credit Line Agreement, loan and collateral accounts, Credit Line Guaranty Agreement and any related agreement, with no limits as to amount;

(d)	obtain all services that UBS Bank USA offers, including the services set forth in these resolutions;

(e)	bind the Corporation in respect of any agreements entered into with UBS Bank USA; and

(f)	take any other actions on behalf of the Corporation necessary or appropriate to carry out the intent of these resolutions.
4)	Each of the Authorized Persons acting as specified in these resolutions is authorized to appoint one or more attorneys-in-fact or agents to act on behalf of the Corporation in the same capacity as set forth in these resolutions, and is authorized to execute and deliver to UBS Bank USA any powers of attorney or other documents to effect or evidence the appointment.

5)	UBS Bank USA is authorized, but not obligated, to deal with each Authorized Person individually, as follows, subject to the Corporation having completed documentation relating to the relevant products and services, and subject to UBS Bank USA policy and practice as in effect from time to time:
(a)	to accept all instructions of any nature in connection with any loan account or collateral account given verbally, in writing, or by electronic communication by him or her on behalf of the Corporation, as the action of the Corporation without limit or further inquiry as to his or her authority or the validity or legality of the actions under any and all laws, rules and regulations applicable to the Corporation and the conduct of its business and affairs;

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(b)	to extend loans in connection with the loan accounts or-other credit facility for the Corporation; and

(c)	to act, in effecting any of the transactions, upon instructions contained in any message received by it, transmitted by any form or agency or communication, which UBS Bank USA believes in good faith to have been originated by an Authorized Person acting as specified in these resolutions.
6)	Any borrowing made from time to time on behalf of the Corporation with UBS Bank USA is ratified, confirmed and approved.

7)	UBS Bank USA is authorized to rely upon the authority conferred by these resolutions until UBS Bank USA receives a certified copy of resolutions of the Corporation’s Board of Directors revoking or modifying these resolutions. In the event that UBS Bank USA, for any reason, is uncertain as to the continuing effectiveness of the authority conferred by these resolutions or any other resolutions of the Corporation, UBS Bank USA will be indemnified against and held harmless from any claims, demands, expenses, loss or damage, including legal fees and costs, resulting from or arising out of its refraining from taking any action.

8)	In consideration of UBS Bank USA acting in reliance upon these resolutions, it shall be fully protected in acting and the Corporation agrees to indemnify and save harmless UBS Bank USA from and against any and all loss, damage, liability, claims and expenses arising by reason of its acting in reliance upon these resolutions.

9)	The Secretary or an Assistant Secretary of the Corporation is authorized and directed to certify to UBS Bank USA:
(a)	that these resolutions have been duly adopted, are in full force and effect and are in accordance with the provisions of applicable law and regulation and the charter and by-laws of the Corporation;

(b)	the identities of the Authorized Persons and, from time to time in the future any changes that may occur in the identities of the Authorized Persons as the changes are made, and

(c)	that UBS Bank USA will be fully protected in relying on the certifications of the Secretary or an Assistant Secretary and will be indemnified and saved harmless from any and all loss, damage, liability, claims and expenses resulting from honoring the signature of any Authorized Person certified or refusing to honor any signature not certified.
10)	I certify that there is no provision in the charter or by-laws of the Corporation limiting the power of the Board of Directors to adopt these resolutions and that these resolutions are in the conformity with the provisions of the charter and by-laws, neither of which requires or provides for any vote or consent of other than the Board of Directors to authorize the adoption of these resolutions.

11)	I further certify that the persons listed below are duly elected or appointed qualified officers of the Corporation, hold in the Corporation the respective positions indicated above and that set forth opposite each respective name is the true and correct signature of the person.

12)	This Supplemental Corporate Resolutions Form shall inure to the benefit of UBS Bank USA and the benefit of any successor corporations or firms, and of the assigns of UBS Bank USA and/or any successor corporations or firms.

/s/ KEI TOLLIVER

(Signature of Secretary or Assistant Secretary) DATE

KEI TOLLIVER, SECRETARY

(Print Name of Secretary or Assistant Secretary, as applicable)
PLEASE COMPLETE THE FOLLOWING INFORMATION:
Name of Corporation: SUCAMPO PHARMACEUTICALS, INC.
Jurisdiction where Corporation is organized: DELAWARE
Name of third-party whose Credit Line Agreement is being guaranteed (if applicable):

Corporate Officers Designated as “Authorized Persons” to act on behalf of the Corporation (AT LEAST TWO SHOULD BE DESIGNATED) please sign below:

MARIAM MORRIS, CFO OF SUCAMPO PHARMACEUTICALS, INC	/s/ MARIAM MORRIS

(Print Name and Title of Officer)	(Signature of Officer)

(Print Name and Title of Officer)	(Signature of Officer)

RYUJI UENO, CEO OF SUCAMPO PHARMACEUTICALS, INC	/s/ RYUJI UENO

(Print Name and Title of Officer)	(Signature of Officer)

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UBS Bank USA Know Your Customer:
Appropriateness and Client Verification

List all Borrower names below:		List all Guarantor names below:
1)	SUCAMPO PHARMACEUTICALS, INC	1)	SUCAMPO PHARMACEUTICALS, INC

2)		2)

3)		3)

In connection with the loan (the “Loan”) to be offered by UBS Bank USA (the “Bank”) to the Borrower(s) described above (together with the Guarantor(s), the “Clients”) and the guaranty (the “Guaranty”) to be executed by the Guarantor(s) in favor of the Bank, we hereby represent and warrant as follows:
1.	Client Disclosure. The terms and conditions of, as applicable, the Loan and/or the Guaranty have been explained to the Clients including the following:
•	The Bank can “demand” repayment of the Loan at any time.

•	All “advances” under the Loan are subject to the Loan meeting the Bank’s collateral value and other requirements.

•	If the Loan is a Fixed-Rate Loan, the Borrower(s) will be assessed a prepayment fee in the event all or a portion of the Loan is paid prior to maturity (whether as a result of voluntary prepayment, demand or otherwise).

•	If the Loan is a non-purpose Loan, the proceeds of the Loan may not be used (directly or indirectly) to purchase or carry securities, including margin stock.

•	If the value of the pledged collateral falls below the Bank’s maintenance requirements, the Bank may require the Client to deposit additional collateral and/or sell the pledged collateral to repay the Loan.
2.	Review. The request for an extension of credit has been reviewed for appropriateness by a Series 8 registered manager of UBS Financial Services.

3.	Accurate Information. To the best of our knowledge, the information regarding the Client contained in the Loan and/or Guaranty agreement and furnished to the Bank in connection with the Loan and/or Guaranty is true and complete in all material respects.

4.	Original Documentation. To the extent we had possession of and forwarded the documents executed in connection with the Loan and/or Guaranty to the Bank, we confirm that all such documents contain original and authentic signatures of the Client. All original, signed Loan documents we received have been forwarded to the Bank or its agents, and we have not retained any such original documents.

5.	Client Residence. We further confirm that the Client resides at the address reflected in UBS Financial Services Inc.’s records,

6.	Non-Purpose Loans. To the extent that the Loan is a non-purpose Loan and the proceeds are deposited into an account with us, we will monitor the use of such proceeds to ensure they are not used by the Client to purchase or carry margin stock (including, without limitation, payment of debit balances, if any, in the Client’s account(s) with us).

7.	Security Interest. We understand that the Bank has been granted a first-priority security interest in, and has control over, the “Securities Account(s)” to be referenced in the Guarantee agreement(s) entered into in connection with the Loan, and we have received a copy of such Guaranty agreement(s).

Name:	/s/ HOWARD L. McMILLAN	Signature:	/s/ HOWARD L. McMILLAN	Date: 2-26-08

Financial Advisor

Name:	RICHARD N LEISHMAN	Signature:	/s/ RICHARD N LEISHMAN	Date: 2/26/08

ASSOCIATE DIRECTOR ADMINISTRATIVE MANAGER Series 8 Registered Manager

FR U-1 OMB No. 7100-0115 Approval expires March 31, 2008
BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
Statement of Purpose for an Extension of Credit Secured by Margin Stock
(Federal Reserve Form U-1)
UBS BANK USA
Name of Bank
This report is required by law (15 U.S.C. §§78g and 78w; 12 CFR 221).
The Federal Reserve may not conduct or sponsor, and an organization (or a person) is not required to respond to, a collection of information unless it displays a currently valid OMB control number.
Public reporting burden for this collection of information is estimated to average 10 minutes per response, including the time to gather and maintain data in the required form and to review instructions and complete the information collection. Send comments regarding this burden estimated or any other aspect of this collection of information, including suggestions for reducing this burden to: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, N.W., Washington, DC 20551; and to the Office of Management and Budget, Paperwork Reduction Project (7100-0011), Washington, DC 20503.
Instructions
1. This form must be completed when a bank extends credit in excess of $100,000 secured directly or indirectly, in whole or in part, by any margin stock.
2. The term “margin stock” is defined in Regulation U (12 CFR 221) and includes, principally: (1) stocks that are registered on a national securities exchange; (2) debt securities (bonds) that are convertible into margin stocks; (3) any over-the-counter security designated as qualified for trading in the National Market System under a designation plan approved by the Securities and Exchange Commission (NMS security); and (4) shares of most mutual funds, unless 95 per cent of the assets of the fund are continuously invested in U.S. government, agency, state, or municipal obligations.
3. Please print or type (if space is inadequate, attach separate sheet).
Part I To be completed by borrower(s)

1. What is the amount of the credit being extended?	Maximum available credit as determined by UBS Bank USA from time to time based, in part, on the value of the securities pledged as collateral for the credit facility.

2. Will any part of this credit be used to purchase or carry margin stock?      ☐ Yes      ☑ No
If the answer is “no,” describe the specific purpose of the credit. The UBS Credit Line proceeds will only be used for legally permissible purposes, including personal, household, family or business purposes; but no portion of the UBS Credit Line proceeds will be used to purchase, trade or carry securities, or to repay debt incurred to purchase, trade or carry securities.
I (We) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and complete, and that the margin stock and any other securities collateralizing this credit are authentic, genuine, unaltered, and not stolen, forged, or counterfeit.

Signed:		Signed:

/s/ MARIAM MORRIS	2/19/08	/s/ RYUJI UENO	2/19/08

Borrower’s signature	Date	Borrower’s signature	Date

MARIAM MORRIS, CFO		RYUJI UENO, CEO

Print or type name		Print or type name
This form should not be signed if blank.
A borrower who falsely certifies the purpose of a credit on this form or otherwise willfully or intentionally evades the provisions of Regulation U will also violate Federal Reserve Regulation X, “Borrowers of Securities Credit.”